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                                                                    Exhibit 23.2

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Lockheed Martin on Form S-4 of the report of Deloitte & Touche LLP dated February 18, 1999 appearing in the Annual Report on Form 10-K of COMSAT Corporation for the year ended December 31, 1998 and the reference to Deloitte & Touche LLP under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


Washington, D.C.
May 11, 1999